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                                  Exhibit 21.1

                              List of Subsidiaries

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                                  Subsidiaries

I.  LEGAL AND BENEFICIAL OWNERSHIP

    GAIA Holding B.V.

    Lithiontech B.V.

    DILO Trading AG

    Lithiontech Licensing B.V.

    Lithion Corporation

II. BENEFICIAL OWNERSHIP

    GAIA Akkumulatorenwerke GmbH